Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated January 14, 2009 with respect to the consolidated financial statements and schedule, included in the Annual Report on Form 10-K for the year ended October 31, 2009 of CopyTele, Inc., which is incorporated by reference in this Registration Statement.  We consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP

Melville, New York
July 20, 2010